EXHIBIT 23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated February 19, 1999, which includes an explanatory paragraph discussing the factors described in our notes to the financial statements about Alchemy Holdings, Inc.'s ability to continue as a going concern. Such notes accompany the financial statements of Alchemy Holdings, Inc. contained in the Registration Statement on Form S-4 and Prospectus.

     Further, we have issued our report dated February 5, 1999, which includes an explanatory paragraph discussing the factors described in our notes to the financial statements about Cigarette Racing Team, Inc.'s ability to continue as a going concern. Such notes accompany the financial statements of Cigarette Racing Team, Inc. contained in the Registration Statement on Form S-4 and Prospectus.

     We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and the use of our name as it appears under the caption "Experts."

CALLAGHAN NAWROCKI, LLP
Melville, New York
July 8, 1999